                     (MERCANTILE BANK CORPORATION(R) LOGO)

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:
     Gerald R. Johnson, Jr.             Charles Christmas
     Chairman & CEO                     Chief Financial Officer
     616-726-1200                       616-726-1202
     gjohnson@mercbank.com              cchristmas@mercbank.com

              MERCANTILE BANK CORPORATION ANNOUNCES SECOND QUARTER
                       NET INCOME OF $5.1 MILLION, UP 9.0%

Grand Rapids, MI - July 12, 2006 -- Mercantile Bank Corporation (Nasdaq: MBWM) reported net income for the second quarter of 2006 of $5.1 million, an increase of 9.0 percent from the $4.7 million reported for the second quarter of 2005. Diluted earnings per share were $0.63 compared with $0.58 reported for the year-ago quarter, an increase of 8.6 percent. Second quarter performance reflects a continuation of first quarter trends, with solid loan growth supported by stable margins and good expense control.

For the first six months of 2006, Mercantile reported net income of $10.0 million, an increase of 10.9 percent from the $9.1 million reported in the prior-year period. Diluted earnings per share were $1.24, an increase of 10.7 percent from the first six months of 2005.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "We continue to identify opportunities for quality loan growth in this challenging environment, and we are particularly pleased with the success we have achieved in Lansing and Ann Arbor. As we gain recognition for our expertise and dedication to customer service, we are finding these new markets to be increasingly responsive and productive in terms of both loan and deposit growth. Our disciplined approach to balance sheet management continues to make an important contribution to earnings growth, as does our more normalized level of operating expense."

Total revenue, comprised of net interest income and non-interest income, was $16.9 million for the second quarter of 2006, an increase of 14.1 percent over the $14.8 million reported for the prior-year second quarter. Net interest income increased 15.0 percent over the 2005 period to $15.6 million, reflecting average earning assets growth of 16.4 percent, offset by a five basis point decline in net interest margin to 3.47 percent from year-ago levels. Year-to-date, the margin is unchanged from the prior year, at 3.49 percent, despite deposit rate pressures and competition for quality loans. Non-interest income for the second quarter of 2006 was $1.3 million, a 4.7 percent increase over the second quarter of 2005.

Non-interest expense for the second quarter of 2006 was $8.0 million, an increase of $0.9 million, or 12.4 percent, over the prior-year period, but virtually unchanged from the first quarter of 2006. According to Mr. Johnson, "Our expansion into Lansing and Ann Arbor was executed with a high degree of efficiency. However, the majority of costs associated with these initiatives did not occur until the second half of 2005, and the company's move into its new corporate headquarters did not begin to impact overhead expenses until May, 2005." Mr. Johnson also noted that operating expenses and staffing levels have remained stable since year-end 2005. The efficiency ratio was 47.5 percent for the second quarter of 2006, a 70 basis point improvement from the year-ago quarter. For the six-month 2006 period, the ratio was 48.2 percent compared with
48.8 percent for the prior-year period.

"We remain focused on asset quality," added Mr. Johnson. "Although our charge-off levels and nonperforming assets were flat relative to the first quarter of 2006, we are aggressively addressing the uptick in problem assets since year-end 2005. In our view, this is a short-term situation and not an indication of a secular trend. Mercantile's credit performance has traditionally ranked in the top quartile of community banks throughout its eight-year history, and that is where we want to return as quickly as possible."

Mr. Johnson continued, "We are working diligently to strengthen our administrative procedures and enhance our credit culture so we can sustain our responsiveness to customer needs as we grow. Through both strategic attrition as well as new additions to staff during the second quarter, we have already implemented positive changes to our credit and lending culture, including the hiring of a seasoned credit professional with over 30 years of experience to fill the newly-created position of SVP, Credit Administration."

Net loan charge-offs for the second quarter of 2006 were $1.0 million, equivalent to 0.24 percent of average loans on an annualized basis, compared with $0.8 million or 0.19 percent of annualized average loans in the first quarter of 2006, and $0.1 million or 0.04 percent for the second quarter of 2005. Non-performing assets were $8.7 million, or 0.44 percent of total assets at June 30, 2006, compared with $8.8 million, or 0.46 percent of assets at March 31, 2006, and $3.7 million or 0.22 percent of assets at June 30, 2005. Loan and lease loss reserves were $21.5 million, or 1.29 percent of total loans and leases at June 30, 2006.

Total assets were $1.97 billion at June 30, 2006, an increase of $260.3 million, or 15.2 percent, from June 30, 2005. Earning asset growth was $238.8 million, or
14.7 percent, during this twelve-month period, with loans up $246.0 million, or
17.3 percent. The increase in earning assets was primarily funded by a $226.1 million, or 17.1 percent, increase in deposits.

Shareholders' equity at June 30, 2006 was $161.7 million, a twelve-month increase of $12.5 million, or 8.4 percent. Total shares outstanding at quarter-end were 8,014,044. Mercantile's total risk-based capital ratio was 11.7 percent at quarter-end.

ABOUT MERCANTILE BANK CORPORATION

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of Michigan. Headquartered in Grand Rapids, the Bank provides a wide variety of commercial banking services through its five full-service banking offices in greater Grand Rapids, and its full-service banking offices in Holland, Lansing, and Ann Arbor, Michigan. Mercantile Bank Corporation's common stock is listed on the NASDAQ National Market under the symbol "MBWM."

FORWARD LOOKING STATEMENTS

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, disclosed from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                                      ####

Mercantile Bank Corporation
Second Quarter 2006 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                         JUNE 30,       DECEMBER 31,       JUNE 30,
                                                           2006             2005             2005
                                                      --------------   --------------   --------------
                                                        (Unaudited)       (Audited)       (Unaudited)
ASSETS
   Cash and due from banks                            $   47,142,000   $   36,208,000   $   35,462,000
   Short-term investments                                    271,000          545,000          597,000
   Federal funds sold                                              0                0       21,400,000
                                                      --------------   --------------   --------------
      Total cash and cash equivalents                     47,413,000       36,753,000       57,459,000
   Securities available for sale                         119,023,000      112,961,000      107,896,000
   Securities held to maturity                            61,759,000       60,766,000       58,851,000
   Federal Home Loan Bank stock                            7,887,000        7,887,000        7,425,000
   Total loans and leases                              1,670,471,000    1,561,812,000    1,424,463,000
   Allowance for loan and lease losses                   (21,507,000)     (20,527,000)     (18,856,000)
                                                      --------------   --------------   --------------
      Total Loans and leases, net                      1,648,964,000    1,541,285,000    1,405,607,000
   Premises and equipment, net                            30,824,000       30,206,000       29,118,000
   Bank owned life insurance policies                     29,852,000       28,071,000       24,669,000
   Accrued interest receivable                             9,047,000        8,274,000        6,550,000
   Other assets                                           14,660,000       12,007,000       11,578,000
                                                      --------------   --------------   --------------
      Total assets                                    $1,969,429,000   $1,838,210,000   $1,709,153,000
                                                      ==============   ==============   ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                             $  129,483,000   $  120,828,000   $  136,830,000
      Interest-bearing                                 1,418,429,000    1,298,524,000    1,185,014,000
                                                      --------------   --------------   --------------
         Total deposits                                1,547,912,000    1,419,352,000    1,321,844,000
   Securities sold under agreement to repurchase          64,431,000       72,201,000       56,034,000
   Federal funds purchased                                11,400,000        9,600,000                0
   Federal Home Loan Bank advances                       130,000,000      130,000,000      135,000,000
   Subordinated debentures                                32,990,000       32,990,000       32,990,000
   Other borrowed money                                    2,957,000        2,347,000        2,069,000
   Accrued expenses and other liabilities                 18,079,000       16,595,000       12,016,000
                                                      --------------   --------------   --------------
         Total liabilities                             1,807,769,000    1,683,085,000    1,559,953,000

SHAREHOLDERS' EQUITY
   Common stock                                          160,872,000      148,533,000      148,373,000
   Retained earnings                                       4,070,000        8,000,000          821,000
   Accumulated other comprehensive income (loss)          (3,282,000)      (1,408,000)           6,000
                                                      --------------   --------------   --------------
         Total shareholders' equity                      161,660,000      155,125,000      149,200,000
         Total liabilities and shareholders' equity   $1,969,429,000   $1,838,210,000   $1,709,153,000
                                                      ==============   ==============   ==============

Mercantile Bank Corporation
Second Quarter 2006 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                                 THREE MONTHS ENDED   THREE MONTHS ENDED   SIX MONTHS ENDED   SIX MONTHS ENDED
                                                    June 30, 2006        June 30, 2005       June 30, 2006      June 30, 2005
                                                 ------------------   ------------------   ----------------   ----------------
                                                     (Unaudited)          (Unaudited)         (Unaudited)        (Unaudited)
INTEREST INCOME
   Loans and leases, including fees                  $31,304,000          $22,250,000         $60,031,000        $42,022,000
   Investment securities                               2,299,000            2,036,000           4,536,000          3,923,000
   Federal funds sold                                    139,000               56,000             271,000            100,000
   Short-term investments                                  4,000                4,000               7,000              6,000
                                                     -----------          -----------         -----------        -----------
      Total interest income                           33,746,000           24,346,000          64,845,000         46,051,000
INTEREST EXPENSE
   Deposits                                           15,358,000            8,892,000          28,843,000         16,332,000
   Short-term borrowings                                 720,000              375,000           1,321,000            713,000
   Federal Home Loan Bank advances                     1,369,000            1,006,000           2,684,000          1,863,000
   Long-term borrowings                                  653,000              465,000           1,252,000            880,000
                                                     -----------          -----------         -----------        -----------
      Total interest expense                          18,100,000           10,738,000          34,100,000         19,788,000
                                                     -----------          -----------         -----------        -----------
      Net interest income                             15,646,000           13,608,000          30,745,000         26,263,000
   Provision for loan and lease losses                 1,500,000              900,000           2,725,000          1,625,000
                                                     -----------          -----------         -----------        -----------
      Net interest income after provision
         for loan and lease losses                    14,146,000           12,708,000          28,020,000         24,638,000
NON INTEREST INCOME
   Service charges on accounts                           329,000              341,000             645,000            679,000
   Net gain on sales of commercial loans                       0               28,000              29,000             28,000
   Other income                                          946,000              849,000           1,844,000          1,721,000
                                                     -----------          -----------         -----------        -----------
      Total non interest income                        1,275,000            1,218,000           2,518,000          2,428,000
NON INTEREST EXPENSE
   Salaries and benefits                               4,683,000            4,405,000           9,448,000          8,564,000
   Occupancy                                             772,000              566,000           1,602,000          1,084,000
   Furniture and equipment                               515,000              362,000           1,037,000            650,000
   Other expense                                       2,061,000            1,812,000           3,950,000          3,697,000
                                                     -----------          -----------         -----------        -----------
      Total non interest expense                       8,031,000            7,145,000          16,037,000         13,995,000
                                                     -----------          -----------         -----------        -----------
      Income before federal income tax expense         7,390,000            6,781,000          14,501,000         13,071,000
   Federal income tax expense                          2,279,000            2,091,000           4,461,000          4,019,000
                                                     -----------          -----------         -----------        -----------
      Net income                                     $ 5,111,000          $ 4,690,000         $10,040,000        $ 9,052,000
                                                     ===========          ===========         ===========        ===========
   Basic earnings per share                          $      0.64          $      0.59         $      1.26        $      1.14
   Diluted earnings per share                        $      0.63          $      0.58         $      1.24        $      1.12
   Average shares outstanding *                        8,000,998            7,958,408           7,987,616          7,951,726
   Average diluted shares outstanding *                8,119,820            8,099,740           8,111,449          8,094,716

*    - Adjusted for 5% stock dividend paid on May 16, 2006

Mercantile Bank Corporation
Second Quarter 2006 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                      QUARTERLY
                                               ------------------------------------------------------      YEAR-TO-DATE
                                                  2006        2006       2005       2005       2005    --------------------
(dollars in thousands except per share data)     2ND QTR    1ST QTR    4TH QTR    3RD QTR    2ND QTR      2006       2005
                                               ----------  ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS
   Net interest income                         $   15,646     15,099     14,957     14,072     13,608     30,745     26,263
   Provision for loan and lease losses         $    1,500      1,225      1,270        895        900      2,725      1,625
   NonInterest income                          $    1,275      1,243      1,903      1,330      1,218      2,518      2,428
   NonInterest expense                         $    8,031      8,006      8,802      8,320      7,145     16,037     13,995
   Net income                                  $    5,111      4,929      4,549      4,300      4,690     10,040      9,052
   Basic earnings per share                    $     0.64       0.62       0.57       0.54       0.59       1.26       1.14
   Diluted earnings per share                  $     0.63       0.61       0.56       0.53       0.58       1.24       1.12
   Average shares outstanding *                 8,000,998  7,974,180  7,968,632  7,965,172  7,958,408  7,987,616  7,951,726
   Average diluted shares outstanding *         8,119,820  8,102,052  8,102,195  8,115,575  8,099,740  8,111,449  8,094,716
PERFORMANCE RATIOS
   Return on average assets                          1.06%      1.07%      1.00%      0.98%      1.13%      1.06%      1.12%
   Return on average common equity                  12.81%     12.74%     11.76%     11.33%     12.80%     12.77%     12.58%
   Net interest margin (fully tax-equivalent)        3.47%      3.51%      3.54%      3.46%      3.52%      3.49%      3.49%
   Efficiency ratio                                 47.46%     48.99%     52.21%     54.02%     48.19%     48.21%     48.78%
   Full-time equivalent employees                     277        275        273        263        237        277        237
CAPITAL
   Period-ending equity to assets                    8.21%      8.37%      8.44%      8.48%      8.73%      8.21%      8.73%
   Tier 1 leverage capital ratio                    10.15%     10.29%     10.45%     10.62%     10.86%     10.15%     10.86%
   Tier 1 risk-based capital ratio                  10.52%     10.74%     10.82%     11.07%     11.40%     10.52%     11.40%
   Total risk-based capital ratio                   11.66%     11.91%     12.00%     12.24%     12.58%     11.66%     12.58%
   Book value per share                        $    20.17      19.86      19.42      19.08      18.65      20.17      18.65
   Cash dividend per share                     $     0.13       0.12       0.11       0.11       0.11       0.25       0.21
ASSET QUALITY
   Gross loan charge-offs                      $    1,083        780        350        338        211      1,863        704
   Net loan charge-offs                        $      988        756        315        181        140      1,744        587
   Net loan charge-offs to average loans             0.24%      0.19%      0.08%      0.05%      0.04%      0.22%      0.09%
   Allowance for loan and lease losses         $   21,507     20,995     20,527     19,571     18,856     21,507     18,856
   Allowance for losses to total loans               1.29%      1.30%      1.31%      1.31%      1.32%      1.29%      1.32%
   Nonperforming loans                         $    8,530      8,791      3,995      1,926      2,535      8,528      2,535
   Other real estate and repossessed assets    $      150          0          0        195      1,177        150      1,177
   Nonperforming assets to total assets              0.44%      0.46%      0.22%      0.12%      0.22%      0.44%      0.22%
END OF PERIOD BALANCES
   Loans and leases                            $1,670,471  1,612,351  1,561,812  1,488,959  1,424,463  1,670,471  1,424,463
   Total earning assets (before allowance)     $1,859,411  1,800,909  1,743,971  1,701,275  1,620,632  1,859,411  1,620,632
   Total assets                                $1,969,429  1,896,974  1,838,210  1,796,770  1,709,153  1,969,429  1,709,153
   Deposits                                    $1,547,912  1,482,219  1,419,352  1,397,280  1,321,844  1,547,912  1,321,844
   Shareholders' equity                        $  161,660    158,910    155,125    152,320    149,200    161,660    149,200
AVERAGE BALANCES
   Loans and leases                            $1,643,022  1,581,617  1,519,616  1,460,792  1,402,469  1,612,489  1,374,061
   Total earning assets (before allowance)     $1,841,666  1,778,694  1,709,612  1,647,294  1,582,453  1,810,354  1,547,367
   Total assets                                $1,939,413  1,871,945  1,804,067  1,740,203  1,669,202  1,905,865  1,630,697
   Deposits                                    $1,521,037  1,459,266  1,394,023  1,339,486  1,281,652  1,490,322  1,248,455
   Shareholders' equity                        $  160,039    156,901    153,522    150,540    146,997    158,487    145,093

*    - Adjusted for 5% stock dividend paid on May 16, 2006